Exhibit 99.1

COMPANY CONTACT:	Investor Relations Contact: The Equity Group Inc.
Mark T. Behrman, Chief Financial Officer	Fred Buonocore, CFA (212) 836-9607
(405) 235-4546	Kevin Towle (212) 836-9620

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES COMPLETION OF $400 MILLION NOTES OFFERING

AND SETTLEMENT OF TENDER OFFER

Oklahoma City, Oklahoma – April 25, 2018 – LSB Industries, Inc. (NYSE: LXU) (“LSB”) today announced the completion of its previously announced private offering of $400 million in aggregate principal amount of its 9.625% Senior Secured Notes due 2023 (the “Notes”) and the settlement of the previously announced cash tender offer (the “Tender Offer”) for any and all of LSB’s outstanding 8.50% Senior Secured Notes due 2019 (CUSIP No. 502160AL8) (the “Existing Notes”).

The Notes were issued at a price equal to 99.509% of their face value. A portion of the net proceeds from the offering was used to purchase $337,525,000 aggregate principal amount of the Existing Notes pursuant to the Tender Offer, representing 100% of the Existing Notes validly tendered and not validly withdrawn prior to the Tender Offer deadline. Following the completion of the Tender Offer, the remaining net proceeds from the offering will be used to redeem $37,475,000 in aggregate principal amount of the Existing Notes, representing all of the Existing Notes outstanding following the completion of the Tender Offer, to pay related transaction fees, expenses and premiums and, to the extent of any remaining net proceeds, for general corporate purposes.

On April 25, 2018, following the completion of the offering of the Notes and the Tender Offer, LSB issued an irrevocable notice of redemption for the remaining Existing Notes at a redemption price equal to 101.938% of the Existing Notes to be redeemed, plus accrued but unpaid interest to but excluding the redemption date of May 25, 2018.

Also on April 25, 2018, LSB satisfied and discharged its obligations under the indenture governing the Existing Notes by irrevocably depositing with the trustee for the Existing Notes funds sufficient to redeem the Existing Notes in full and to pay related fees and expenses.

The Notes were sold pursuant to Rule 144A and/or Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers in the United States and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes and the guarantees thereof have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

Certain matters contained in this press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this press release, including regarding the redemption of the Existing Notes, may constitute forward-looking statements. Forward-looking statements include statements about LSB’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, (i) LSB’s business plans may change as circumstances warrant or (ii) any of the risk factors discussed from time to time in each of our documents and reports filed with the Securities and Exchange Commission. Except as required by applicable law, we expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release.

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